UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 9, 2008
CC MEDIA HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53354	26-0241222

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)
200 East Basse Road
San Antonio, TX 78209
(Address of Principal Executive Offices, Including Zip Code)
(210) 822-2828
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT
Item 8.01 Other Events.
     (a) On December 9, 2008, Clear Channel Communications, Inc. (“Clear Channel”), a subsidiary of CC Media Holdings, Inc., issued a press release announcing that it had received tenders of $239,902,000 aggregate principal amount of its outstanding 7.65% Senior Notes due 2010 (the “Notes”) pursuant to Clear Channel’s previously announced tender offer for the Notes (the “2010 Notes Offer”). Clear Channel also announced that it amended the 2010 Notes Offer so that Clear Channel is now offering to purchase any and all outstanding Notes for total consideration of $650 per $1,000 principal amount of such Notes accepted for purchase, plus accrued and unpaid interest on such Notes. The 2010 Notes Offer originally contemplated the purchase of up to $200,000,000 aggregate principal amount of Notes, and the total consideration was to be determined pursuant to a modified “Dutch auction,” to be set at an amount not less than $500 nor greater than $650 per $1,000 principal amount.
     Clear Channel’s announcement extended the early participation date for the 2010 Notes Offer from 5:00 p.m., New York City time, on December 8, 2008 to 8:00 a.m., New York City time, on December 23, 2008 (the “Early Participation Date”). Holders of the Notes who validly tender their Notes at or prior to the Early Participation Date will be eligible to receive the tender offer consideration of $640 per $1,000 principal amount of Notes plus the early participation payment of $10 per $1,000 principal amount of Notes, in addition to accrued and unpaid interest on such Notes. The 2010 Notes Offer will expire at 8:00 a.m., New York City time, on December 23, 2008, unless terminated or extended.
     (b) On December 9, 2008, Clear Channel issued a press release announcing that its indirect wholly-owned subsidiary, CC Finco, LLC (“CC Finco”), extended the early participation date for each of CC Finco’s previously announced tender offers from 5:00 p.m., New York City time, on December 8, 2008 to 8:00 a.m., New York City time, on December 23, 2008 (the “CC Finco Early Participation Date”).
     On November 24, 2008, CC Finco commenced (i) a cash tender offer for Clear Channel’s outstanding 6.25% Senior Notes due 2011 (CUSIP No. 184502AY8) and Clear Channel’s outstanding 4.40% Senior Notes due 2011 (CUSIP No. 184502AR3), and (ii) a cash tender offer for Clear Channel’s outstanding 5.00% Senior Notes due 2012 (CUSIP No. 184502AU6) and Clear Channel’s outstanding 5.75% Senior Notes due 2013 (CUSIP No. 184502AP7) (collectively, the “Tender Offers”). The notes subject to the Tender Offers are referred to herein collectively as the “2011/2012/2013 Notes.”
     Holders of the 2011/2012/2013 Notes who validly tender their 2011/2012/2013 Notes at or prior to the CC Finco Early Participation Date will be eligible to receive the tender offer consideration applicable to such 2011/2012/2013 Notes plus the early participation payment of $10 per $1,000 principal amount of 2011/2012/2013 Notes, in addition to accrued and unpaid interest on such 2011/2012/2013 Notes. Each of the Tender Offers will expire at 8:00 a.m., New York City time, on December 23, 2008, unless terminated or extended.
     Each of the tender offers described above is subject to the offer to purchase and letter of transmittal applicable to each such tender offer.
     Copies of the press releases referred to in clauses (a) and (b) above are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press Release of Clear Channel Communications, Inc. issued December 9, 2008.

99.2	Press Release of Clear Channel Communications, Inc. issued December 9, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.
Date: December 10, 2008	By:	/s/ Herbert W. Hill, Jr.
Herbert W. Hill, Jr.
Senior Vice President, Chief Accounting Officer and Assistant Secretary

INDEX TO EXHIBITS
99.1	Press Release of Clear Channel Communications, Inc. issued December 9, 2008.

99.2	Press Release of Clear Channel Communications, Inc. issued December 9, 2008.